UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 9, 2002

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events and Regulation FD Disclosure

Southern Community Financial Corporation (Nasdaq Symbol: SCMF) has authorized a stock repurchase program of up to 100,000 shares of the corporation’s common stock.

The company will buy shares in accordance with Rule 10b-18 of the Securities and Exchange Commission and intends to purchase the shares on the open market. The shares purchased in the buy-back will be retired from the market.

Southern Community has 8,791,683 shares of common stock outstanding. The company has selected Ryan Beck & Co., Inc. in Livingston, New Jersey (973-597-6000) and Trident Securities in Atlanta, Georgia (1-800-340-6321) to be the brokers for the program.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 99:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By: Richard M. Cobb
Richard M. Cobb
Executive Vice President and Chief Financial Officer

Date: December 9, 2002